FLINT & CONNOLLY, LLP
ATTORNEYS AT LAW

151 E. MAIN STREET CANTON, GA 30114
TEL (770) 720-4411
FAX (770) 720-3030
E-Mail: flintconnolly@yahoo.com


January 17,2001


United States Securities and Exchange Commission

	RE:	Raike Financial Group, Inc.
		Registration of Securities of Small Business
		Issuers
		Opinion of Legality

Ladies and Gentlemen:

	Flint & Connelly, LLP has acted as corporate counsel for Raike Financial Group, Inc. (the "Company") since it was engaged by the Company in November, 1997, and has provided legal advice and representation for the Company on numerous occasions since that date. We have been requested by our client to furnish an opinion on the legality of the securities proposed to be registered by the General Form for Registration of Securities of Small Business Issuers (Form 10-SB) submitted to the United States Securities and Exchange Commission by our clients. Such for is herein incorporated by reference.

	No statement herein is intended to be an opinion or evaluation of any kind or nature, and should not be interpreted as such, unless it is specifically so designated by our use of the word "opinion." As to questions of fact material to our opinion, we have relied upon the representations of the Company contained in the in the Company's corporate records furnished to us without undertaking to verify the authenticity or correctness of the same by independent investigation. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies.

	Raike Financial Group, Inc. authorized this issuance of the Company's common stock at the Company's Annual Meeting of Board of Directors held on October 13, 2000. The Company intends to use the capital received from this sale of Common Stock for the purpose of financing, in whole or in part, the cost of intensifying its efforts to attract higher producing independent registered representatives by offering them a higher quality of service and a larger variety of financial products and service options to provide to their clients. The expanded services will include: Improved sales and business development education and support services; better continuing education programs; enhanced electronic order processing, communications and record keeping; improved compliance support and communications; and better contact with product and service suppliers. The Company also intends to expand its investment banking, hiring additional brokers and marketing specialized products to retail and institutional clients.

	We have examined the law, the Company's Articles of Incorporation, as amended, copies of the minutes of the Company's meetings of its Board of Directors and shareholders, as well as other papers as we have deemed necessary to render this opinion.

	Based upon the foregoing, we are of the opinion, under existing law, as follows:

1.	The Company is a validly existing body corporate under
the laws of the State of Georgia, specifically the Georgia Business Corporation Code, with full power and authority to apply for Registration of Securities of Small Business Issuers, to perform the agreements on its part contained therein and to issue the Common
Stock.

2.	The securities proposed to be registered by the
Company will, when sold, be legally issued, fully paid and non-assessable.

3.	We express no opinion regarding federal, state, or
local tax consequences arising with respect to Common
Stock.

Except as otherwise set forth herein, the information set forth in this letter is as of January 5, 2001, which is the date on which we commenced our internal review procedures for purposes of preparing this letter and the effective date of this letter. Flint & Connolly, LLP assumes no obligations to advise any person or entity of changes or additional matters, whether or not deemed material, which may be or have been brought to our attention after that effective date.

						Very truly yours,

						FLINT & CONNOLLY, LLP


						Douglas H. Flint
							Attorney at Law
							Georgia State Bar No. 264640

DHF:jf
Cc: Raike Financial Group, Inc.